EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") between Stewart
Enterprises, Inc., a Louisiana corporation (the "Company"), and Richard O. Baldwin, Jr. (the "Employee") is dated as of
August 1, 1995 (the "Agreement Date").

                       W I T N E S S E T H:

     WHEREAS, Employee currently is employed by the Company;

     WHEREAS, the Company desires to retain the services of Employee pursuant to the terms of this Agreement, subject to Employee's acceptance of the conditions stated herein;

     WHEREAS, during the course of his employment with the Company, Employee has or will have received extensive and unique knowledge, training and education in, and access to resources involving, the Death Care Business (as defined below) at a substantial cost to the Company, which Employee acknowledges has enhanced or substantially will enhance Employee's skills and knowledge in such business;

     WHEREAS, during the course of his employment with the Company, Employee has had and will continue to have access to certain valuable oral and written information, knowledge and data relating to the business and operations of the Company and its subsidiaries that is non-public, confidential or proprietary in nature and is particularly useful in the Death Care Business; and

     WHEREAS, in view of the training provided by the Company to Employee, its cost to the Company, the need for the Company to be protected against disclosures by Employee of the Company's and its subsidiaries' trade secrets and other non-public, confidential or proprietary information, the Company and Employee desire, among other things, to prohibit Employee from disclosing or utilizing, outside the scope and term of his employment, any non-public, confidential or proprietary information, knowledge and data relating to the business and operations of the Company or its subsidiaries received by Employee during the course of his employment, and to restrict the ability of Employee to compete with the Company or its subsidiaries for a limited period of time.

     NOW,  THEREFORE,   for  and  in  consideration  of  the
continued employment of Employee by the Company and the payment of wages, salary and other compensation to Employee by the Company, the parties hereto agree as follows:


                            ARTICLE I
                   EMPLOYMENT CAPACITY AND TERM

     1. Prior Employment Agreement. Effective as of the Agreement Date, this Agreement supersedes the Employment Agreement dated November 1, 1992 between the Company and the Employee (the "Prior Agreement").
     2. Capacity and Duties of Employee. The Employee is employed by the Company to render services on behalf of the Company as Executive Vice President. As the Executive Vice President, the Employee shall perform such duties as are assigned to the individual holding such title by the Company's Bylaws and such other duties, consistent with the Employee's job title, as may be prescribed from time to time by the Board of Directors of the Company (the "Board") and/or the Company's Chief Executive Officer.

     3. Employment Term. The term of this Agreement (the "Employment Term") shall commence on the Agreement Date and shall continue through October 31, 2000, subject to any earlier termination of Employee's status as an employee pursuant to this Agreement.

     4.   Devotion to Responsibilities.

          During the Employment Term, the Employee shall devote all of his business time to the business of the Company, shall use his reasonable best efforts to perform faithfully and efficiently his duties under this Agreement, and shall not engage in or be employed by any other business; provided, however, that nothing contained herein shall prohibit the Employee from (a) serving as a member of the board of directors, board of trustees or the like of any for-profit or non-profit entity that does not compete with the Company, or performing services of any type for any civic or community entity, whether or not the Employee receives compensation therefor, (b) investing his assets in such form or manner as shall require no more than nominal services on the part of the Employee in the operation of the business of the entity in which such investment is made, or
(c) serving in various capacities with, and attending meetings of, industry or trade groups and associations, as long as the Employee's engaging in any activities permitted by virtue of clauses (a), (b) and (c) above does not materially and unreasonably interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement. Notwithstanding clause (b) above, during the Employment Term, the Employee may not beneficially own more than 2% of the equity interests of a business organization required to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") and may not beneficially own more than 2% of the equity interests of a business organization that competes with the Company. For purposes of this paragraph, "beneficially own" shall have the same meaning ascribed to that term in Rule 13d-3 under the Exchange Act.


                            ARTICLE II
                    COMPENSATION AND BENEFITS

     During the Employment Term, the Company shall provide the Employee with the compensation and benefits described below:

     1.   Salary.   A  salary ("Base Salary") at the rate of
$300,000 per fiscal year of the Company ("Fiscal Year"), payable to the Employee at such intervals as other salaried employees of the Company are paid.

     2. Bonus. For the period ending October 31, 1995, the Employee shall be eligible to receive an incentive bonus, the amount of which shall be determined pursuant to Paragraph 5 of the Prior Agreement. This incentive bonus shall be paid in cash no later than 30 days following the filing of the Company's annual report on Form 10-K for the Fiscal Year ending October 31, 1995. For the period beginning November 1, 1995, the employee shall be eligible to receive a bonus (the "Bonus") of up to $150,000 per Fiscal Year. Such Bonus shall be comprised of two elements, the quantitative element and the qualitative element:

          (a) The quantitative element shall be equal to 75% of the maximum Bonus of $150,000 and shall be based on the attainment of certain goals to be established by the Company's Compensation Committee and Employee.

          (b) The qualitative element shall be 25% of the maximum Bonus of $150,000 and shall be awarded at the discretion of the President. The President and Employee shall establish incentive goals and other criteria for the award of the qualitative element.

     The Bonus shall be paid in cash no later than 30 days following the filing of the Company's annual report on Form
10-K for the Fiscal Year in which the Bonus has been earned.

     3. Benefits. The Company shall provide the Employee with the following fringe benefits and perquisites:

          (a)  An  automobile  allowance of $720 per  month.
The Company will reimburse the Employee for all gasoline, maintenance, repairs and insurance for Employee's personal car, as if it were a Company-owned vehicle;

          (b) Reimbursement for membership dues, including assessments and similar charges, in one or more clubs deemed useful for business purposes in an amount not to exceed $8,000 or such additional amounts as may be approved by the President;

          (c)  First class air travel;

          (d)  Fully-paid    insurance    benefit    package
available to all employees; and

          (e) All other benefit programs similar to those provided other employees of the Company.

     4.   1995 Incentive Compensation  Plan.   The  Employee
shall be eligible to receive awards under the Company's 1995
Incentive Compensation Plan (the "1995 Plan").

     5. Expenses. The Employee shall be reimbursed for reasonable out-of-pocket expenses incurred from time to time on behalf of the Company or any subsidiary in the performance of his duties under this Agreement, upon the presentation of such supporting invoices, documents and forms as the Company reasonably requests.

                           ARTICLE III
                    TERMINATION OF EMPLOYMENT

     1. Death. The Employee's status as an employee shall terminate immediately and automatically upon the Employee's death during the Employment Term.

     2. Disability. The Employee's status as an employee may be terminated for "Disability" as follows:

          (a) The Employee's status as an employee shall terminate if the Employee has a disability that would entitle him to receive benefits under the Company's long-term disability insurance policy in effect at the time either because he is Totally Disabled or Partially Disabled, as such terms are defined in the Company's policy in effect as of the Agreement Date or as similar terms are defined in any successor policy. Any such termination shall become effective on the first day on which the Employee is eligible to receive payments under such policy (or on the first day that he would be so eligible, if he had applied timely for such payments).

          (b) If the Company has no long-term disability plan in effect, if (i) the Employee is rendered incapable because of physical or mental illness of satisfactorily discharging his duties and responsibilities under this Agreement for a period of 90 consecutive days and (ii) a duly qualified physician chosen by the Company and acceptable to the Employee or his legal representatives so certifies in writing, the Board shall have the power to determine that the Employee has become disabled. If the Board makes such a determination, the Company shall have the continuing right and option, during the period that such disability continues, and by notice given in the manner provided in this Agreement, to terminate the status of Employee as an employee. Any such termination shall become effective 30 days after such notice of termination is given, unless within such 30-day period, the Employee becomes capable of rendering services of the character contemplated hereby (and a physician chosen by the Company and acceptable to the Employee or his legal representatives so certifies in writing) and the Employee in fact resumes such services.

          (c)  The  "Disability  Effective Date" shall  mean
the   date  on  which  termination  of  employment   becomes
effective due to Disability.

     3. Cause. The Company may terminate the Employee's status as an employee for Cause. As used herein, termination by the Company of the Employee's status as an employee for "Cause" shall mean termination as a result of
(a) the Employee's breach of this Agreement, or (b) the willful engaging by the Employee in gross misconduct injurious to the Company, which in either case is not remedied within 10 days after the Company provides written notice to the Employee of such breach or willful misconduct.

     4.   Good  Reason.   The  Employee  may  terminate  his
status as an employee for Good Reason. As used herein, the term "Good Reason" shall mean:

          (a) The occurrence of any of the following during the Employment Term:

               (i)  the  assignment  by  the  Board  to  the
Employee  of  any  duties  or   responsibilities   that  are
inconsistent with the Employee's status, title and position as Executive Vice President;

               (ii) any removal of the Employee from, or any failure to reappoint or reelect the Employee to, the position of Executive Vice President of the Company, except in connection with a termination of Employee's status as an employee as permitted by this Agreement;

               (iii) the Company's requiring the Employee to
be based anywhere other than in the  New  Orleans, Louisiana
metropolitan  area,  except  for  required  travel   in  the
ordinary course of the Company's business;

          (b) any breach of this Agreement by the Company that continues for a period of 10 days after written notice thereof is given by the Employee to the Company;

          (c) the failure by the Company to obtain the assumption of its obligations under this Agreement by any successor or assign as contemplated in this Agreement; or

          (d) any purported termination by the Company of the Employee's status as an employee for Cause that is not effected pursuant to a Notice of Termination satisfying the requirements of this Agreement.

     5. Voluntary Termination by the Company. The Company may terminate the Employee's status as employee for other than death, Disability or Cause.

     6.   Voluntary   Termination  by  the  Employee.    The
Employee may terminate the Employee's status as employee for other than Good Reason.

     7. Notice of Termination. Any termination by the Company for Disability or Cause, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Article VI
Section 2 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that (a) indicates the specific termination provision in this Agreement relied upon (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provisions so indicated and (c) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason, Disability or Cause shall not negate the effect of the notice nor waive any right of the Employee or the Company, respectively, hereunder or preclude the Employee or the Company, respectively, from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

     8.   Date of Termination.  "Date of Termination"  means
(a) if Employee's employment is terminated by reason of his death or Disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be, (b) if Employee's employment is terminated by the Company for Cause, or by Employee for Good Reason, the date of delivery of the Notice of Termination or any later date specified therein, (which date shall not be more than 30 days after the giving of such notice) as the case may be, (c) if the Employee's employment is terminated by the Company for reasons other than death, Disability or Cause, the Date of Termination shall be the date on which the Company notifies the Employee of such termination, and
(d) if the Employee's employment is terminated by the Employee for reasons other than Good Reason, the Date of Termination shall be the date on which the Employee notifies the Company of such termination.

                            ARTICLE IV
                   OBLIGATIONS UPON TERMINATION

     1. Death. If the Employee's status as an employee is terminated by reason of the Employee's death, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than the obligation to make any payments due pursuant to employee benefit plans maintained by the Company or its subsidiaries.

     2. Disability. If Employee's status as an employee is terminated by reason of Employee's Disability, this Agreement shall terminate without further obligation to the Employee, other than the obligation to make any payments due pursuant to employee benefit plans maintained by the Company or its subsidiaries.

     3. Termination by Company for Reasons other than Death, Disability or Cause; Termination by Employee for Good Reason. If the Company terminates the Employee's status as an employee for reasons other than death, Disability or Cause, or the Employee terminates his employment for Good Reason, then

          (a)  the  Company  shall  pay to the  Employee  an
amount equal to two times the amount of Base Salary in effect at the Date of Termination, payable in equal installments over a two-year period at such intervals as other salaried employees of the Company are paid; and

          (b) with respect to all performance-based options granted to the Employee pursuant to the 1995 Plan,

               (i) if the performance goals have been met as of the Date of Termination, then such options shall become exercisable as of the Date of Termination (if not already exercisable) and shall expire on the date that is the later of:

                    (A)   30   days   after   the   Date  of
               Termination or

                    (B)  30  days  after  the first date  on
               which the exercise of the options and sale of the underlying securities will not (1) be matched with purchases or sales of the Company's common stock prior to such Date of Termination such as to cause the Employee to incur a liability to the Company under
               Section 16 of the Exchange Act and (2) destroy the Section 16 exemption for the grant of the options.
               (ii) if the performance goals have not been met as of the Date of Termination, then

                    (A) if the performance goals are not met
               by the close of business on the day that is 180 days after the Date of Termination, then the options shall expire on such day; and

                    (B) if the performance  goals are met by
               the close of business on the day that is 180 days after the Date of Termination, then the options shall become exercisable as of the date such performance goals are met (the "Vesting Date") and shall expire on the date that is the later of:

                         (1)  30 days after the Vesting Date
                    or

                         (2) 30 days after the first date on
                    which the exercise of the options and sale of the underlying securities will not (I) be matched with purchases or sales of the Company's common stock prior to such Date of Termination such as to cause the Employee to incur a liability to the Company under Section 16 of the Exchange Act and (II) destroy the Section 16 exemption for the grant of the options.

     4. Cause. If the Employee's status as an employee is terminated by the Company for Cause, this Agreement shall terminate without further obligation to the Employee other than for obligations imposed by law and obligations imposed pursuant to any employee benefit plan maintained by the Company or its subsidiaries.

     5. Termination by Employee for Reasons other than Good Reason. If the Employee's status as an employee is terminated by the Employee for reasons other than Good Reason, then the Company shall pay to the Employee an amount equal to a single year's Base Salary in effect at the Date of Termination, payable in equal installments over a two-year period at such intervals as other salaried employees of the Company are paid.

     6. Resignation. If Employee is a director of the Company and his employment is terminated for any reason other than death, the Employee shall, if requested by the Company, immediately resign as a director of the Company. If such resignation is not received when so requested, the Employee shall forfeit any right to receive any payments pursuant to this Agreement.


                            ARTICLE V
       NONDISCLOSURE, NONCOMPETITION AND PROPRIETARY RIGHTS

     1.   Certain   Definitions.    For   purposes  of  this
Agreement, the following terms shall have the following meanings:

          (a) "Confidential Information" means any information, knowledge or data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) relating to the past, current or prospective business or operations of the Company and its subsidiaries, that at the time or times concerned is not generally known to persons engaged in businesses similar to those conducted or contemplated by the Company and its subsidiaries (other than information known by such persons through a violation of an obligation of confidentiality to the Company), whether produced by the Company and its subsidiaries or any of their consultants, agents or independent contractors or by Employee, and whether or not marked confidential, including without limitation information relating to the Company's or its subsidiaries' products and services, business plans, business acquisitions, processes, product or service research and development methods or techniques, training methods and other operational methods or techniques, quality assurance procedures or standards, operating procedures, files, plans, specifications, proposals, drawings, charts, graphs, support data, trade secrets, supplier lists, supplier information, purchasing methods or practices, distribution and selling activities, consultants' reports, marketing and engineering or other technical studies, maintenance records, employment or personnel data, marketing data, strategies or techniques, financial reports, budgets, projections, cost analyses, price lists, formulae and analyses, employee lists, customer records, customer lists, customer source lists, proprietary computer software, and
internal  notes   and  memoranda  relating  to  any  of  the
foregoing.

          (b) "Death Care Business" means (i) the owning and operating of funeral homes and cemeteries, including combined funeral home and cemetery facilities, (ii) the offering of a complete range of services and products to meet families' funeral needs, including prearrangement, family consultation, the sale of caskets and related funeral and cemetery products and merchandise, the removal, preparation and transportation of remains, cremation, the use of funeral home facilities for visitation and worship, and related transportation services, (iii) the marketing and sale of funeral services and cemetery property on an at-need or prearranged basis, (iv) providing, managing and administering financing arrangements (including trust funds, escrow accounts, insurance and installment sales contracts) for prearranged funeral plans and cemetery property and merchandise, (v) providing interment services, the sale (on an at-need or prearranged basis) of cemetery property including lots, lawn crypts, family and community mausoleums and related cemetery merchandise such as monuments, memorials and burial vaults, (vi) the maintenance of cemetery grounds pursuant to perpetual care contracts and laws or on a voluntary basis, and (vii) offering mausoleum design, construction and sales services.

     2. Nondisclosure of Confidential Information. During the Employment Term, Employee shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information which shall have been obtained by Employee during Employee's employment (whether prior to or after the Agreement Date) and shall use such Confidential Information solely within the scope of his employment with and for the exclusive benefit of the Company. For a period of five years after the Employment Term, commencing with the Date of Termination, Employee agrees (a) not to communicate, divulge or make available to any person or entity (other than the Company) any such Confidential Information, except upon the prior written authorization of the Company or as may be required by law or legal process, and (b) to deliver promptly to the Company any Confidential Information in his possession, including any duplicates thereof and any notes or other records Employee has prepared with respect thereto. In the event that the provisions of any applicable law or the order of any court would require Employee to disclose or otherwise make available any Confidential Information, Employee shall give the Company prompt prior written notice of such required disclosure and an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings.

     3. Limited Covenant Not to Compete. During the Employment Term and for a period of two years thereafter, commencing with the Date of Termination, Employee agrees that, with respect to each State of the United States or other jurisdiction, or specified portions thereof, in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries, as identified in Appendix "A" attached hereto and forming a part of this Agreement, and in which the Company or any of its subsidiaries engages in the Death Care Business on the Date of Termination (collectively, the "Subject Areas"), Employee will restrict his activities within the Subject Areas as follows:

          (a) Employee will not, directly or indirectly, for himself or others, own, manage, operate, control, be employed in an executive, managerial or supervisory capacity by, or otherwise engage or participate in or allow his skill, knowledge, experience or reputation to be used in connection with, the ownership, management, operation or control of, any company or other business enterprise engaged in the Death Care Business within any of the Subject Areas; provided, however, that nothing contained herein shall prohibit Employee from making passive investments as long as Employee does not beneficially own more than 2% of the equity interests of a business enterprise engaged in the Death Care Business within any of the Subject Areas. For purposes of this paragraph, "beneficially own" shall have the same meaning ascribed to that term in Rule 13d-3 under the Exchange Act.

          (b) Employee will not call upon any customer of the Company or its subsidiaries for the purpose of soliciting, diverting or enticing away the business of such person or entity, or otherwise disrupting any previously established relationship existing between such person or entity and the Company or its subsidiaries;

          (c) Employee will not solicit, induce, influence or attempt to influence any supplier, lessor, licensor, potential acquiree or any other person who has a business relationship with the Company or its subsidiaries, or who on the Date of Termination is engaged in discussions or negotiations to enter into a business relationship with the Company or its subsidiaries, to discontinue or reduce the extent of such relationship with the Company or its subsidiaries; and

          (d) Employee will not make contact with any of the employees of the Company or its subsidiaries with whom he had contact during the course of his employment with the Company for the purpose of soliciting such employee for hire, whether as an employee or independent contractor, or otherwise disrupting such employee's relationship with the Company or its subsidiaries.

          (e) Employee further agrees that, for a period of one year from and after the Date of Termination, Employee will not hire, on behalf of himself or any company engaged in the Death Care Business with which Employee is associated, any employee of the Company or its subsidiaries as an employee or independent contractor, whether or not such engagement is solicited by Employee; provided, however, that the restriction contained in this subsection (e) shall not apply to Company employees who reside in, or are hired by Employee to perform work in, any of the Subject Areas located within the States of Virginia, Arkansas or Georgia.

     Employee agrees that he will from time to time upon the Company's request promptly execute any supplement, amendment, restatement or other modification of Appendix "A" as may be necessary or appropriate to correctly reflect the jurisdictions which, at the time of such modification, should be covered by Appendix "A" and this Article V Section
3. Furthermore, Employee agrees that all references to Appendix "A" in this Agreement shall be deemed to refer to Appendix "A" as so supplemented, amended, restated or otherwise modified from time to time.
     4. Injunctive Relief; Other Remedies. Employee acknowledges that a breach by Employee of Section 2 or 3 of this Article V would cause immediate and irreparable harm to the Company for which an adequate monetary remedy does not exist; hence, Employee agrees that, in the event of a breach or threatened breach by Employee of the provisions of
Section 2 or 3 of this Article V during or after the Employment Term, the Company shall be entitled to injunctive relief restraining Employee from such violation without the necessity of proof of actual damage or the posting of any bond, except as required by non-waivable, applicable law. Nothing herein, however, shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity to which the Company may be entitled under applicable law in the event of a breach or threatened breach of this Agreement by Employee, including without limitation the recovery of damages and/or costs and expenses, such as reasonable attorneys' fees, incurred by the Company as a result of any such breach. In addition to the exercise of the foregoing remedies, the Company shall have the right upon the occurrence of any such breach to cancel any unpaid salary, bonus, commissions or reimbursements otherwise outstanding at the Date of Termination. In particular, Employee acknowledges that the payments provided under
Article IV Sections 3 and 5 are conditioned upon Employee fulfilling any noncompetition and nondisclosure agreements contained in this Article V. In the event Employee shall at any time materially breach any noncompetition or nondisclosure agreements contained in this Article V, the Company may suspend or eliminate payments under Article IV during the period of such breach. Employee acknowledges that any such suspension or elimination of payments would be an exercise of the Company's right to suspend or terminate its performance hereunder upon Employee's breach of this Agreement; such suspension or elimination of payments would not constitute, and should not be characterized as, the imposition of liquidated damages.

     5. Requests for Waiver in Cases of Undue Hardship. In the event that Employee should find any of the limitations of Article V Section 3 (including without limitation the geographic restrictions of Appendix "A") to impose a severe hardship on Employee's ability to secure other employment, Employee may make a request to the Company for a waiver of the designated limitations before accepting employment that otherwise would be a breach of Employee's promises and obligations under this Agreement. Such request must be in writing and clearly set forth the name and address of the organization with that employment is sought and the location, position and duties that Employee will be performing. The Company will consider the request and, in its sole discretion, decide whether and on what conditions to grant such waiver.
     6. Governing Law of this Article V; Consent to Jurisdiction. Any dispute regarding the reasonableness of the covenants and agreements set forth in this Article V, or the territorial scope or duration thereof, or the remedies available to the Company upon any breach of such covenants and agreements, shall be governed by and interpreted in accordance with the laws of the State of the United States or other jurisdiction in which the alleged prohibited competing activity or disclosure occurs, and, with respect to each such dispute, the Company and Employee each hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts sitting in the relevant State (or, in the case of any jurisdiction outside the United States, the relevant courts of such jurisdiction) for resolution of such dispute, and agree to be irrevocably bound by any judgment rendered thereby in connection with such dispute, and further agree that service of process may be made upon him or it in any legal proceeding relating to this Article V and/or Appendix "A" by any means allowed under the laws of such jurisdiction. Each party irrevocably waives any objection he or it may have as to the venue of any such suit, action or proceeding brought in such a court or that such a court is an inconvenient forum.

     7. Employee's Understanding of this Article. Employee hereby represents to the Company that he has read and understands, and agrees to be bound by, the terms of this Article. Employee acknowledges that the geographic scope and duration of the covenants contained in Article V
Section 3 are the result of arm's-length bargaining and are fair and reasonable in light of (i) the importance of the functions performed by Employee and the length of time it would take the Company to find and train a suitable replacement, (ii) the nature and wide geographic scope of the operations of the Company and its subsidiaries, (iii)
Employee's level of control over and contact with the business and operations of the Company and its subsidiaries in all jurisdictions where same are conducted and (iv) the fact that all facets of the Death Care Business are conducted by the Company and its subsidiaries throughout the geographic area where competition is restricted by this Agreement. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and, therefore, to the extent permitted by applicable law, the parties hereto waive any provision of applicable law that would render any provision of this
Article V invalid or unenforceable.


                            ARTICLE VI
                          MISCELLANEOUS

     1.   Binding Effect.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

          (b) This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

          (c) The Company shall require any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

     2. Notices. All notices hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (a) hand (against a receipt therefor), (b) certified or registered mail, postage prepaid, return receipt requested,
(c) a nationally recognized overnight courier service (against a receipt therefor) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

     If to the Company, to:

     Stewart Enterprises, Inc.
     110 Veterans Memorial Boulevard
     Metairie, Louisiana  70005
     Attn:  Joseph P. Henican, III

     If to the Employee, to:

     Richard O. Baldwin, Jr.
     401 Rue St. Peter, #233
     Metairie, LA  70005

or such other address as to which any party hereto may have notified the other in writing.

     3. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Louisiana without regard to principles of conflict of laws, except as expressly provided in Article V Section 6 above with respect to the resolution of disputes arising under, or the Company's enforcement of, Article V of this Agreement.

     4. Withholding. The Employee agrees that the Company has the right to withhold, from the amounts payable pursuant to this Agreement, all amounts required to be withheld under applicable income and/or employment tax laws, or as otherwise stated in documents granting rights that are affected by this Agreement.

     5. Severability. If any term or provision of this Agreement (including without limitation those contained in Appendix "A"), or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, Employee and the Company intend for any court construing this Agreement to modify or limit such provision temporally, spatially or otherwise so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     6. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

     7. Remedies Not Exclusive. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

     8. Company's Reservation of Rights. Employee acknowledges and understands that the Employee serves at the pleasure of the Board and that the Company has the right at any time to terminate Employee's status as an employee of the Company, or to change or diminish his status during the Employment Term, subject to the rights of the Employee to claim the benefits conferred by this Agreement.

     9. JURY TRIAL WAIVER. THE PARIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

     10.  Survival.   The  rights  and  obligations  of  the
Company and Employee contained in Article V of this Agreement shall survive the termination of the Agreement. Following the Date of Termination, each party shall have the right to enforce all rights, and shall be bound by all obligations, of such party that are continuing rights and obligations under this Agreement.

     11.  Counterparts.   This  Agreement may be executed in
one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed as of the Agreement
Date.

                              STEWART ENTERPRISES, INC.

                              By:   _________________________
                                     James W. McFarland
                                  Compensation Committee Chairman

                              EMPLOYEE:

                                    ___________________________
                                      Richard O. Baldwin, Jr.

                           Appendix "A"
                     to Employment Agreement
                between Stewart Enterprises, Inc.
                   and Richard O. Baldwin, Jr.

                 Revision No. 0 of Appendix "A",
                 Effective as of August 1, 1995;
                    Updated to October 2, 1995

               Jurisdictions In Which Competition
                    Is Restricted As Provided
                      In Article V Section 3

A.   States and Territories of the United States:

1.   Louisiana--   The  following  parishes in the State  of
Louisiana:

     Orleans,   St.   Bernard,  St.  Tammany,   Plaquemines,
     Jefferson.

2.   Florida--   The following  counties  in  the  State  of
Florida:

     Seminole, Dade, Hillsborough, Duval, Orange, Pinellas, Indian River, Palm Beach, Lake, Brevard, Broward, Monroe, Collier, Pasco, Manatee, Polk, Hardee, Nassau, Baker, Clay, St. Johns, St. Lucie, Osceola, Ockeechobee, Martin, Hendry

     as well as any other counties in the State of Florida in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination, with the exception of Volusia county.

3.   Texas--  The following counties in the State of Texas:

     Kaufman, Dallas, Collin, Tarrant, Lamar, Harris, Denton, Johnson, Rockwall, Brazoria, Henderson, Van Zandt, Hunt, Ellis, Fannin, Grayson, Wise, Parker, Red River, Delta, Galveston, Ft. Bend, Waller, Montgomery, Liberty, Chambers, Cooke, Hood, Bosque, Hill, Matagorda


Agreed to and Accepted:

Stewart Enterprises, Inc.                    Employee

By: _____________________                      ________________
Its: Compensation Committee Chairman     Date: ________________
Date: ___________________
     as well as any other counties in the State of Texas in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

4.   Maryland--   The  following counties in  the  State  of
Maryland:

     Baltimore  City,  Howard,   Baltimore   County,  Prince
     George's, Anne Arundel, Montgomery, Carroll, Frederick,
     Harford, Calvert, Charles, Kent, Queen Anne's,  Talbot,
     Washington

     as well as any other counties in the State of Maryland in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

5.   Virginia--   The  following counties in  the  State  of
Virginia:

     Chesterfield, Roanoke, Rockingham, Fairfax, Tazewell, Goochland, Pulaski, Albemarle, Hanover, Henrico, Dinwiddie, Amelia, Powhatan, Charles City, Prince George, Bedford, Montgomery, Franklin, Botetourt, Craig, Floyd, Augusta, Shenandoah, Page, Greene, Prince William, McDowell, Bland, Smythe, Russell, Cumberland, Fluvanna, Louisa, Wythe, Giles, Carroll, Orange, Buckingham, Nelson, King William, New Kent, Spotsylvania, Caroline, Buchanan, Dickenson, Loudoun, Arlington, Scott, Washington, Clarke, Frederick

     as well as any other counties in the State of Virginia in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

6. West Virginia-- The following counties in the State of West Virginia:

     Raleigh,  Kanawha, Fayette, Berkeley,  Boone,  Summers,
     Wyoming,  Clay,   Lincoln,   Jackson,   Putnam,  Roane,
     Greenbriar,  Nicholas, Logan, Wayne, McDowell,  Morgan,
     Jefferson, Mercer, Mingo, Ohio

     as well as any other counties in the State of West Virginia in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company

                                         Agreed to and Accepted:

                                         Employee

                                         ________________________
                                         Date: __________________
     or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.


7. Puerto Rico-- The following towns in the Commonwealth of Puerto Rico:

     Bayamon, San Juan, Cayey, Canovanas, Ponce, Caguas, Carolina, Humacao, Toa Baja, Toa Alta, Nranjito, Aguas Buenas, Guaynabo, Comereo, Catano, Vega Alta, Patilla, San Lorenzo, Guayama, Salinas, Aibonito, Loita, Rio Grande, Las Marias, Juncos, Juana Diaz, Jajuja, Utuado, Adjuntas Puenulas, Trujillo, Alto, Gurabo, Cidra, Yagucoa and Naguabo

     as well as any other towns in the Commonwealth of Puerto Rico in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

8. North Carolina-- The following counties in the State of North Carolina:

     Catawba, Wilson, Guilford, Haywood, Johnston, Wake, Wilkes, Craven, Nash, Iredell, Burke, Caldwell, Lincoln, Alexander, Cleveland, Greene, Wayne, Edgecombe, Pitt, Davidson, Randolph, Forsyth, Stokes, Rockingham, Caswell, Alamance, Jackson, Buncombe,
     Henderson, Transylvania, Swain, Madison, Sampson, Franklin, Durham, Harnett, Granville, Chatham,
     Alleghany, Surry, Ashe, Watauga, Yadkin, Pamilco, Halifax, Warren, Swain, Carteret, Jones, Lenoir, Beaufort

     as well as any other counties in the State of North Carolina in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

9. South Carolina-- The following counties in the State of South Carolina:

     Greenville,   Charleston,   Aiken,   Pickens,  Laurens,
     Spartanburg, Anderson, Abbeville, Berkeley, Dorchester,
     Colleton,  Edgefield,  Saluda,  Lexington,  Orangeburg,
     Barnwell

     as well as any other counties in  the  State  of  South
     Carolina  in  which  the  Employee  regularly (a) makes

                                         Agreed to and Accepted:

                                         Employee

                                         ________________________
                                         Date: __________________
     contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

10.  Tennessee--  The  following  counties  in  the State of
Tennessee:

     Davidson, Sumner, Robertson, Knox, Sullivan, Sevier, Wilson, Rutherford, Williamson, Cheatham, Trousadale, Macon, Montgomery, Jefferson, Grainger, Union, Anderson, Loudon, Blount, Roane, Greene, Washington, Carter, Johnson, Hawkins, Cocke, Giles, Lincoln

     as well as any other counties in the State of Tennessee in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

11.  Arkansas--   The  following counties in  the  State  of
Arkansas:

     Saline, Pulaski, Hot  Spring,  Garland,  Perry,  Grant,
     Lonoke,  White,  Jefferson,  Faulkner,  Dallas,  Clark,
     Ouachita, Montgomery, Garland

     as well as any other counties in the State of Arkansas in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

12.  Georgia--  The  following  counties  in  the  State  of
Georgia:

     Cobb,   Cherokee,   Henry,   Dekalb,  Fulton,  Douglas,
     Paulding,  Bartow,  Pickins, Forsyth,  Dawson,  Gordon,
     Clayton, Rockdale, Newton,  Butts,  Spalding, Gwinnett,
     Fayette, Coweta, Carroll, Richmond

     as well as any other counties in the State of Georgia in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

13.  Alabama--   The  following  counties in  the  State  of
Alabama:

                                         Agreed to and Accepted:

                                         Employee

                                         ________________________
                                         Date: __________________

     Mobile, Madison, Baldwin, Escambia, Monroe, Washington, Jackson, Marshall, Morgan, Limestone, Clarke as well as any other counties in the State of Alabama in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

14.  Mississippi--  The following  counties  in the State of
Mississippi:

     Hinds,  Madison,  Rankin,  Simpson, Copiah,  Claiborne,
     Warren, Yazoo, Jackson, George

     as well as any other counties in the State of Mississippi in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

15.  Pennsylvania--  The following counties  in the State of
     Pennsylvania:

     Montgomery,  Philadelphia,  Bucks,  Delaware,  Chester,
     Berks, Lehigh, York, Northampton

     as well as any other counties in the State of Pennsylvania in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

16.  Kentucky--   The following counties  in  the  State  of
Kentucky:

     Pike, Martin, Floyd, Knoll, Letcher, Allen, Simpson

     as well as any other counties in the State of Kentucky in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

17.  Ohio--  The following counties in the State of Ohio:

                                         Agreed to and Accepted:

                                         Employee

                                         ________________________
                                         Date: __________________

     Belmont,  Licking,  Jefferson, Monroe, Harrison, Noble,
     Guernsey, Muskingum,  Knox, Fairfield, Perry, Delaware,
     Franklin, Coshocton

     as well as any other counties in the State of Ohio in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

18.  The District of Columbia.

19.  Kansas-- The following counties in the State of Kansas:

     Douglas, Leavenworth, Johnson, Miami,  Franklin, Osage,
     Shawnee, Jefferson

     as well as any other counties in the State of Kansas in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

20.  Missouri--  The  following  counties  in  the  State of
Missouri:

     Boone,   Audrain,   Callaway,   Cole,  Cooper,  Howard,
     Moniteau, Osage, Randolph

     as well as any other counties in the State of Missouri in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

21.  Nebraska--  The  following counties  in  the  State  of
Nebraska:

     Lancaster, Otoe, Sarpy, Gage, Saline, Seward, Saunders,
     Cass, Butler

                                         Agreed to and Accepted:

                                         Employee

                                         ________________________
                                         Date: __________________
     as well as any other counties in the State of Nebraska in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries,
     (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

     Employee and the Company agree that, throughout the Employment Term, Employee shall comply with all of the requirements and restrictions set forth in Article V of the Agreement of which this Appendix "A" forms a part; however, Employee and the Company agree that, notwithstanding anything to the contrary contained in
     Article V, Section 3 of the Agreement, Employee shall be required to restrict his post-employment activities in the State of Nebraska only to: (i) complying with the restrictions set forth in Article V, Section 2 of the Agreement and (ii) refraining from calling upon any customer of the Company or its subsidiaries with whom Employee has done business and/or had personal contact for the purpose of soliciting, diverting or enticing away the business of such person or entity, or otherwise disrupting any previously established relationship existing between such person or entity and the Company or its subsidiaries. The parties hereby acknowledge and agree that this modification to the restrictions of Article V, Section 3 as they relate to post-employment competition in the State of Nebraska is being entered into solely to comply with the limitations provided in Nebraska law on the extent to which noncompetition agreements may be enforced. This modification does not reflect the parties' agreement as to the extent of the limitations upon competition necessary to protect the legitimate interests of the Company; rather, the provisions of Article V of the Agreement reflect such agreement.

22.  New Jersey-- The following counties in the State of New
Jersey:

     Salem, Burlington, Mercer, Hunterdon

     as well as any other counties in the State of New Jersey in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

B.   Other Jurisdictions:

1. Mexico-- The following delegation or municipios in the Country of Mexico:

     Cuernavaca, Benito Juarez, Tlalnepantla, Cuauhtemoc, Temixco, Miacatlan, Jiutepec, Tepoztlan, Huitzilac, Tenango, Tenancingo, Miguel Hidalgo, Iztacalco, Iztapalapa, Coyoacan, Alvaro Obregon, Jilotepec, Cuautitlan, Lerma, Iztlahuaca, Gustavo A. Madero, Azcapotzalco, Cuajimalpa de Morelos, Venustiano and Carranza

     as well as any other delegation or municipios in the Country of Mexico in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

2.  Australia--  The following  councils  in  the Country of
Australia:

     Willoughby, Newcastle, Ku-Ring-Gai, Pittwater, Mosman, Port Stephens, Warringah, North Sydney, South Sydney, Maroochydore, Beaudesert, Caboolture, Redland, Maroochy, Gatton, Toowoomba, Kilcoy, Brisbane, Gold Coast, Pine Rivers, Redcliffe, Woodville, Nunawading, Brunswick, Mornington, Essendon, Brighton, Broadmeadows, Moorabbin, Lake Mocquarie, Hornsby, Landsborough, Widgee, Moreton, Caloundra, Noosa, Kingaroy, Albert, Logan, Hindmarsh, West Torrens, Oakley, Box Hill, Melbourne, Frankston, Coburg, Bulla and Sandringham

     as well as any other councils in the Country of Australia in which the Employee regularly (a) makes contact with customers of the Company or any of its subsidiaries, (b) conducts the business of the Company or any of its subsidiaries or (c) supervises the activities of other employees of the Company or any of its subsidiaries as of the Date of Termination.

                                    Agreed to and Accepted:

                                    Employee

                                    __________________________
                                    Date:_____________________